UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS INVESTMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials:

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Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

April 30, 2012

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of FS Investment Corporation (the “Company”) to be held on Thursday, June 21, 2012 at 1:00 p.m., Eastern Time, at the offices of the Company located at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to elect the directors of the Company and to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. I will also report on the progress of the Company during the past year and respond to stockholders’ questions.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,

Michael C. Forman
Chairman, President
and Chief Executive Officer

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 21, 2012

To the Stockholders of FS Investment Corporation:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of FS Investment Corporation, a Maryland corporation (the “Company”), will be held at the offices of the Company located at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, on Thursday, June 21, 2012 at 1:00 p.m., Eastern Time (the “Annual Meeting”), for the following purposes:

1.	To elect ten members of the board of directors of the Company to serve until the 2013 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	To transact such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 30, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Company has enclosed a copy of the proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2011 (the “Annual Report”). The proxy statement, the proxy card and the Annual Report are also available on the Company’s website at www.fsinvestmentcorp.com. If you plan on attending the Annual Meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

By Order of the Board of Directors,

Ryan D. Conley
Vice President, Treasurer and Secretary

April 30, 2012

Stockholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the board of directors of the Company. You may execute the proxy card using the methods described in the proxy card. Executing the proxy card is important to ensure a quorum at the Annual Meeting. Stockholders also have the option to provide their vote by telephone or over the Internet by following the instructions printed on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 21, 2012

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of FS Investment Corporation, a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at 1:00 p.m., Eastern Time, on Thursday, June 21, 2012, at the offices of the Company located at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the accompanying materials are being mailed to stockholders of record described below on or about April 30, 2012 and are available on the Company’s website at www.fsinvestmentcorp.com.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR the proposal to elect each of the director nominees and FOR the proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

Stockholders of the Company are entitled to one vote for each Share held. Under the Company’s charter, one third of the number of Shares entitled to be cast, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting. Shares for which brokers have not received voting instructions from the beneficial owner of the Shares and do not have discretionary authority to vote the Shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) also will be treated as Shares present for quorum purposes.

Adjournments

In the event that a quorum is not present at the Annual Meeting, the Chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Record Date

The Board has fixed the close of business on April 30, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments or postponements thereof. As of the Record Date, there were 220,014,466.059 Shares outstanding.

Required Vote

Election of Director Nominees. Each director shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether the proposal has been approved.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present, is required to ratify the appointment of McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there should not be any broker non-votes with respect to this proposal.

Householding

The Company combines mailings for multiple accounts going to a single household by delivering to that address in a single envelope a copy of the document (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules of the Securities and Exchange Commission (the “SEC”). If you do not want the Company to continue consolidating your Company mailings and would prefer to receive separate mailings of Company communications, please contact the Company’s transfer agent, DST Systems, Inc. at (877) 628-8575 or send mail to FS Investment Corporation, c/o DST Systems, Inc., 1055 Broadway, Ninth Floor, Kansas City, Missouri 64105.

Voting

You may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below. You may also vote by telephone or through the Internet using the toll-free telephone number or web address printed on your proxy card. Voting by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to provide your vote on each proposal. You will have an opportunity to review your vote and make any necessary changes before submitting your vote and terminating the telephone call or Internet link. Stockholders of the Company are entitled to one vote for each Share held.

When voting by proxy and mailing your proxy card, you are required to:

•	indicate your instructions on the proxy card;

•	date and sign the proxy card;

•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

•	allow sufficient time for the proxy card to be received on or before 1:00 p.m., Eastern Time, on June 21, 2012.

The Company has enclosed a copy of this proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2011 (the “Annual Report”). This proxy statement, the proxy card and the Annual Report are also available on the Company’s website at www.fsinvestmentcorp.com. If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

Other Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (without special compensation therefor). The Company has also retained Boston Financial Data Services, Inc. to assist in the solicitation of proxies for a fee of approximately $7,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of the Record Date, the beneficial ownership of the nominees for director, the Company’s executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Shares, and all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of April 30, 2012.

	Shares Beneficially Owned as of April 30, 2012
Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percentage(3)
Interested Directors:
Michael C. Forman(4)	124,701.158	*
David J. Adelman	34,062.857	*
Thomas J. Gravina	—	—
Michael Heller	13,076.925	*

Independent Directors:
Gregory P. Chandler	—	—
Barry H. Frank(5)	50,063.055	*
Michael J. Hagan	—	—
Jeffrey K. Harrow	—	—
Paul Mendelson	6,260.105	*
Thomas J. Ridge	—	—

Executive Officers:
Ryan D. Conley	2,472.793	*
Salvatore Faia	—	—
William Goebel	—	—
Gerald F. Stahlecker	—	—

All Executive Officers and Directors as a group (14 persons)	230,636.893	*

*	Less than one percent.

(1)	The address of each beneficial owner is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

(2)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3)	Based on a total of 220,014,466.059 Shares issued and outstanding on April 30, 2012.

(4)	Includes 4,665.995 Shares held in trust; 7,678.387 Shares held by spouse in trust; 1,928.667 Shares held for the benefit of minor children in trust; and 6,811.975 Shares held in a 401(k) account.

(5)	Includes 23,525.508 Shares held in an IRA account; 23,467.147 Shares held by spouse in an IRA account; and 3,070.400 Shares held in a joint account with spouse.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, stockholders are being asked to consider the election of the current directors of the Company. Pursuant to the Company’s Amended and Restated Bylaws, the number of directors on the Board may not be fewer than the minimum number required by the Maryland General Corporation Law or greater than twelve. Directors of the Company are elected annually for a term of one year, and serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board is currently comprised of ten directors.

Each director named below has been nominated for election by the Board to serve a one-year term until the 2013 annual meeting of stockholders and until his successor is duly elected and qualified. Each director has agreed to serve as a director if elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and the Company.

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the director nominees named below. If any of the director nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information about the Board and Director Nominees

The role of the Board is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of the Board also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.

A majority of the members of the Board are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), of the Company or FB Income Advisor, LLC, the Company’s investment adviser (“FB Advisor”). These individuals are referred to as the Company’s independent directors (the “Independent Directors”). Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board that are not Independent Directors are referred to as interested directors (the “Interested Directors”).

The Board is currently comprised of ten directors, six of whom are Independent Directors. The Board has determined that the following director nominees are Independent Directors: Messrs. Chandler, Frank, Hagan, Harrow, Mendelson, and Ridge. Based upon information requested from each director concerning his background, employment and affiliations, the Board has affirmatively determined that none of the Independent Directors has, or within the last two years had, a material business or professional relationship with the Company, other than in his capacity as a member of the Board or any Board committee or as a stockholder.

In considering each director and the composition of the Board as a whole, the Board utilizes a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race, that the Board believes enables a director to make a significant contribution to the Board, the Company and its stockholders. These experiences, characteristics, attributes and skills, which are more fully described below, include, but are not limited to, management experience, independence, financial expertise and experience serving as directors or trustees of other entities. The Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of the Board and the Company.

These experiences, characteristics, attributes and skills relate directly to the management and operations of the Company. Success in each of these categories is a key factor in the Company’s overall operational success and creating stockholder value. The Board believes that directors who possess these experiences, characteristics, attributes and skills are better able to provide oversight of the Company’s management and the Company’s long-term and strategic objectives. Below is a description of the experience, characteristics, attributes and skills of each director nominee that led the Board to conclude that each such person should serve as a director. The Board also considered the specific experience described in each director’s biographical information, as disclosed below.

The following table sets forth certain information regarding the Independent Director nominees and Interested Director nominees. For purposes of this Proxy Statement, the term “Fund Complex” is defined to include the Company, FS Energy and Power Fund and FS Investment Corporation II.

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Gregory P. Chandler Age: 45 Director	Since 2008

Mr. Chandler has been Chief Financial Officer of Emtec, Inc. and President of Emtec Global Services Division since May 2009. He also currently serves on the board of trustees of FS Energy and Power Fund and has presided in that role since September 2010. He is also the Chairman of FS Energy and Power Fund’s audit committee and a member of FS Energy and Power Fund’s valuation committee and has presided in such roles since April 2011. Previously, he served as Managing Director, Investment Banking, at Janney Montgomery Scott LLC from 1999 to April 2009. Prior to this, he was a consultant at PricewaterhouseCoopers, where he assisted companies in a diverse set of industries in the “Office of the CFO Practice” and worked on strategy engagements and larger-scale human resources and accounting enterprise software engagements. From 1995 to 1999, he worked as a Certified Public Accountant at Coopers and Lybrand. In his capacity as an auditor there, he was part of the Investment Company practice where he managed audits of mutual funds, hedge funds and venture capital funds. Mr. Chandler also served as a logistics officer with the United States Army for four years. Mr. Chandler’s degrees include a B.S. in Engineering from the United States Military Academy at West Point and an MBA from Harvard Business School. He is also a Certified Public Accountant. He also serves on the boards of Emtec, Inc., a publicly-traded systems integrator, and The Enterprise Center, a not-for-profit entity.

Mr. Chandler has extensive experience in valuations and in negotiating debt, equity and mergers and acquisitions transactions in a variety of industries with both public and private companies. Additionally, Mr. Chandler has experience managing the audits of mutual funds, hedge funds and venture capital funds. This experience has provided Mr. Chandler, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	FS Energy and Power Fund; Emtec, Inc.

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Barry H. Frank Age: 73 Director	Since 2008

Mr. Frank is a partner in the law firm of Archer & Greiner, P.C. (formerly Pelino & Lentz, P.C.) where he has been a partner since he joined the firm in 2003. Prior to joining Archer & Greiner, P.C., Mr. Frank was a partner in the law firm of Schnader, Harrison, Segal & Lewis from 2000 through 2003. Previously, Mr. Frank had been a partner in the law firm of Mesirov, Gelman, Jaffe, Cramer & Jamieson from 1987 until 2000, when Mesirov Gelman merged with Schnader. From 1975 through 1987, Mr. Frank was a partner in the law firm of Pechner, Dorfman, Wolfe, Rounick & Cabot. Mr. Frank has focused his practice on business and corporate taxation and business and estate planning. Mr. Frank received a B.S. from Pennsylvania State University and a J.D. from the Temple University School of Law. Mr. Frank served on the Board of Directors of Deb Shops, Inc., formerly listed on NASDAQ, from 1989 through 2007. He also served on the audit committee of Deb Shops, Inc. from 1989 through October 2007 and was Chairman of the audit committee from 1989 through 2003.

Mr. Frank has extensive legal knowledge as a practicing attorney. Specifically, this includes his legal experience related to business and corporate taxation and business planning, as well as his service on the board and audit committee of a NASDAQ exchange-listed company. Mr. Frank provides experience the Board has deemed relevant to the duties required to be performed by a director of the Company.

			One	Deb Shops, Inc.

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael J. Hagan Age: 49 Director	Since 2011

Since December 2009, Mr. Hagan has been the Chairman, President and Chief Executive Officer of LifeShield Security, Inc. (“LifeShield”), a leading wireless home security company. Prior to his employment by LifeShield, Mr. Hagan served as Chairman of NutriSystem, Inc. (“NutriSystem”), from 2002 to November 2008, as Chief Executive Officer of NutriSystem from 2002 to May 2008 and as President of NutriSystem from July 2006 to September 2007. Prior to joining NutriSystem, Mr. Hagan was the co-founder of Verticalnet Inc. (“Verticalnet”), and held a number of executive positions at Verticalnet since its founding in 1995, including Chairman of the Board from 2002 to 2005, President and Chief Executive Officer from 2001 to 2002, Executive Vice President and Chief Operating Officer from 2000 to 2001 and Senior Vice President prior to that time. Mr. Hagan has served on the board of directors of NutriSystem since February 2012, presiding in the role of Chairman of the Board since April 2012, and has also served on the board of directors of ICG Group, Inc. since June 2007. Mr. Hagan previously served as a director of NutriSystem from 2002 to November 2008 and Verticalnet from 1995 to January 2008. Mr. Hagan also served as a member of the board of trustees of American Financial Realty Trust from 2003 to June 2007. Mr. Hagan holds a B.S. in Accounting from Saint Joseph’s University.

Mr. Hagan has significant experience as an entrepreneur and senior executive at public and private organizations. Mr. Hagan also has extensive experience in corporate finance, financial reporting and accounting and controls. This experience has provided Mr. Hagan, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	American Financial Realty Trust; ICG Group, Inc.; NutriSystem, Inc.; Verticalnet Inc.

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Jeffrey K. Harrow Age: 55 Director	Since 2010

Mr. Harrow has been Chairman of Sparks Marketing Group, Inc. (“Sparks”) since 2001. Mr. Harrow is responsible for both operating divisions of Sparks, which includes Sparks Custom Retail and Sparks Exhibits & Environments, with offices throughout the United States and China. Sparks’ clients include a number of Fortune 500 companies. Prior to joining Sparks, Mr. Harrow served as President and CEO of CMPExpress.com from 1999 to 2000. Mr. Harrow created the strategy that allowed CMPExpress.com to move from a Business-to-Consumer marketplace into the Business-to-Business sector. In 2000, Mr. Harrow successfully negotiated the sale of CMPExpress.com to Cyberian Outpost (NASDAQ ticker: COOL). From 1982 through 1998, Mr. Harrow was the President, Chief Executive Officer and a Director of Travel One, a national travel management company. Mr. Harrow was responsible for growing the company from a single office location to more than 100 offices in over 40 cities and to its rank as the 6th largest travel management company in the United States. Under his sales strategy, annual revenues grew from $8 million to just under $1 billion. During this time, Mr. Harrow purchased nine travel companies in strategic cities to complement Travel One’s organic growth. In 1998, Mr. Harrow and his partners sold Travel One to American Express. In addition to serving as a Board Member of Sparks and Ovation Travel Group, Mr. Harrow’s past directorships include service as a director of Cherry Hill National Bank, Hickory Travel Systems, Marlton Technologies and the Dean’s Board of Advisors of The George Washington University School of Business. Mr. Harrow is a graduate of The George Washington University School of Government and Business Administration, where he received his BBA in 1979.

Mr. Harrow has served in a senior executive capacity at various companies, as well as a member of various boards. His extensive service at various companies has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	None

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Paul Mendelson Age: 65 Director	Since 2008

Mr. Mendelson served as the Chief Financial Officer of Lincoln Investment Planning, Inc., a broker-dealer and registered investment adviser, from 1994 until 2011 and currently serves as a Senior Advisor for Business Development for Lincoln Investment. As Chief Financial Officer, Mr. Mendelson was responsible for all financial reporting, controls, planning and regulatory issues. His activities also included acquisitions, consulting with independent branch offices and negotiating contracts, and, as a member of the executive committee, he participated in strategic planning. Mr. Mendelson has served as a member of the board of directors of FS Investment Corporation II since February 2012, and also serves as Chairman of FS Investment Corporation II’s audit committee and as a member of its valuation committee. Mr. Mendelson previously served as a member of the board of trustees of FS Energy and Power Fund from February 2011 through March 2012, as well as a member of FS Energy and Power Fund’s audit committee and Chairman of its valuation committee from April 2011 through March 2012. From 1996 to 1999, Mr. Mendelson also led the technology and operations divisions of Lincoln Investment. Prior to joining Lincoln Investment in 1994, Mr. Mendelson spent 20 years in various positions, including Controller, Chief Financial Officer, Vice President, President and Trustee for a group of commonly-owned privately-held businesses, including manufacturing, retail, service and real estate. Prior to this, Mr. Mendelson spent two years with Arthur Andersen and Company, an international public accounting firm. Mr. Mendelson received a B.S. degree in Accounting from Lehigh University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants and holds a Series 27 Securities License.

Mr. Mendelson has extensive experience concerning financial reporting, controls, planning and regulatory issues by virtue of his previous position as Chief Financial Officer of a broker/dealer and registered investment adviser and various other positions he held during the twenty years prior thereto. Additionally, the Board considered as beneficial to the Company his B.S. degree in accounting and his M.B.A.

			Two	FS Energy and Power Fund; FS Investment Corporation II

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Thomas J. Ridge Age: 66 Director	Since 2011

Mr. Ridge is President and Chief Executive Officer of Ridge Global LLC, a global strategic consulting company. He has held that position since July 2006. He served as Secretary of the United States Department of Homeland Security from January 2003 through January 2005, and Assistant to the President for Homeland Security (an Executive Office created by President George W. Bush) from October 2001 through December 2002. He served as Governor of the Commonwealth of Pennsylvania from January 1995 through October 2001 and in the U.S. House of Representatives from January 1983 through January 1995. He is also a director of The Hershey Company since November 2007, serving on the finance and risk management and governance committees, Exelon Corporation since May 2005, serving on the energy delivery oversight committee and the risk oversight committee, Brightpoint, Inc. since September 2009, serving on the strategy committee, and Geospatial Holdings, Inc. since April 2010. Governor Ridge previously served as a director of Vonage Holdings Corp. from August 2006 through April 2010, where he served on the nominating and governance and compensation committees. He also previously served as a director of Home Depot Corporation from May 2005 to May 2007, where he served on the nominating and corporate governance committee and on the information technology advisory council. Governor Ridge holds a bachelor’s degree, cum laude, from Harvard University and a Juris Doctor degree from The Dickinson School of Law of The Pennsylvania State University.

Governor Ridge has significant experience in governmental service at the federal and state level, has served as a member of various boards for publicly-traded companies and is a recognized leader in both government and industry. This experience has provided Governor Ridge, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			One	The Hershey Company; Exelon Corporation; Brightpoint, Inc.; Geospatial Holdings, Inc.

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael C. Forman Age: 51 Chairman of the Board, President and Chief Executive Officer	Since 2007

Mr. Forman has served as the Company’s Chairman, President and Chief Executive Officer since inception and as the Chairman and Chief Executive Officer of FB Advisor since its inception. Mr. Forman also currently serves as Chairman, President and Chief Executive Officer of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II and FSIC II Advisor, LLC and has presided in such roles since each entity’s inception in September 2010, September 2010, July 2011 and November 2011, respectively. In 2005, Mr. Forman co-founded FB Capital Partners, L.P., an investment firm that previously invested in private equity, senior and mezzanine debt and real estate, and has served as managing general partner since inception. In May 2007, Mr. Forman co-founded Franklin Square Holdings, L.P. (“Franklin Square Holdings”), the Company’s affiliate and sponsor. Prior to co-founding FB Capital Partners, L.P., Mr. Forman spent nearly 20 years as an attorney in the Corporate and Securities Department at the Philadelphia-based law firm of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman serves as a member of the board of directors of a number of private companies. He is also a member of a number of civic and charitable boards, including The Franklin Institute, the University of the Arts, the Vetri Foundation for Children, the executive committee of the Greater Philadelphia Alliance for Capital and Technologies (PACT), and Murex Investments, Inc., a Pennsylvania-based economic development/venture capital firm, where he chairs the investment committee. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies, including FB Advisor, which serves as the Company’s investment adviser. The Board believes Mr. Forman’s experience and his positions as the Company’s and FB Advisor’s Chief Executive Officer make him a significant asset to the Company.

			Three	FS Energy and Power Fund; FS Investment Corporation II

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
David J. Adelman Age: 40 Director	Since 2008

Mr. Adelman is our Vice-Chairman and the Vice-Chairman of FB Advisor. He also currently serves as the Vice-Chairman of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II and FSIC II Advisor, LLC and has presided in such role since each entity’s inception in September 2010, September 2010, July 2011 and November 2011, respectively. Mr. Adelman has significant managerial and investment experience and has served as the president and Chief Executive Officer of Philadelphia-based Campus Apartments, Inc. (“Campus Apartments”) since 1999. Campus Apartments develops, manages, designs and privately finances more than 220 upscale housing facilities for colleges and universities across the United States. In 2006, Campus Apartments entered into a $1.1 billion venture with GIC Real Estate Pte Ltd., the real estate investment arm of the Government of Singapore Investment Corporation, in which Campus Apartments uses the venture’s capital to acquire, develop, operate and manage student housing projects across the United States. In addition to his duties as President and Chief Executive Officer of Campus Apartments, Mr. Adelman is the Chief Executive Officer of Campus Technologies, Inc., the Vice-Chairman of University City District board of directors, board member of the National Multi Family Council (NMHC) and ICG Group, Inc., and a member of the Young President’s Organization. Mr. Adelman formerly served as a board member of Hyperion Bank and on the executive committee of the Urban Land Institute’s Philadelphia Chapter. Mr. Adelman is also an active private investor and entrepreneur, having co-founded Franklin Square Holdings with Mr. Forman. Mr. Adelman received his B.A. in Political Science from Ohio State University.

Mr. Adelman serves as Vice-Chairman of FB Advisor and, together with Mr. Forman, is responsible for implementing the Company’s investment strategy. Mr. Adelman has substantial management, operational and financial expertise generated through his leadership roles for public and private companies, including his service as President and Chief Executive Officer of Campus Apartments. Mr. Adelman also serves on the board of directors and in other leadership roles for various charitable and civic organizations.

			Three	FS Energy and Power Fund; FS Investment Corporation II; ICG Group, Inc.

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Thomas J. Gravina Age: 50 Director	Since 2009

Mr. Gravina currently serves as Chairman of GPX Enterprises, L.P., a private investment firm, and Chairman of GPX Realty Partners, L.P., a private real estate and investment advisory firm, and has served in such capacity since co-founding both companies in 2005. He also currently serves on the board of trustees of FS Energy and Power Fund and has presided in that role since September 2010. He is a member of FS Energy and Power Fund’s nominating and corporate governance committee and has presided in that role since April 2011. Mr. Gravina also currently serves as Chairman and Chief Executive Officer of EvolveIP Holdings, LLC, the parent of EvolveIP, LLC, a cloud based technology provider, which he co-founded in 2006. Previously, from 2000 to 2005, Mr. Gravina served as President and Chief Executive Officer of ATX Communications, Inc., a publicly-traded communications company. Mr. Gravina also served as Chairman of the board of directors of ATX Communications, Inc. from 2005 to 2006. Mr. Gravina led the multi-billion dollar merger in 2000 between publicly traded CoreComm Limited and Voyager.net, and privately-held ATX Telecommunications Services, of which he was Co-Chief Executive Officer and Co-Founder since 1987. Mr. Gravina is a member of the board of directors and Chairman of the audit committee of the Philadelphia College of Osteopathic Medicine and is a member of several other charitable and civic boards. Mr. Gravina received his B.S. in Business Administration from Villanova University.

Mr. Gravina has served as a member of various boards for publicly-traded companies, as well as charitable and civic organizations. Additionally, his service as Chairman of a private investment firm and a private company that he co-founded have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	FS Energy and Power Fund

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†
Michael Heller Age: 47 Director	Since 2008

Mr. Heller is a shareholder at the law firm of Cozen O’Connor, where he serves as the firm’s President and Executive Partner, and has served in such capacity since October 2011. Mr. Heller also serves as the Chairman of the firm’s Business Law Department and heads the firm’s Emerging Business and Venture Capital practice group and has served in such capacities since January 2007. He also currently serves on the board of trustees of FS Energy and Power Fund and board of directors of FS Investment Corporation II and has presided in such roles since September 2010 and February 2012, respectively. He also has served as the Chairman of FS Energy and Power Fund’s nominating and corporate governance committee and as a member of its valuation committee since April 2011. He is also Chairman of FS Investment Corporation II’s nominating and corporate governance committee and has presided in that role since February 2012. Mr. Heller is a corporate and securities lawyer whose practice is devoted to representing private equity and venture capital funds as well as counseling entrepreneurs and middle-market businesses in various corporate matters, including the structuring of capital-raising transactions and merger and acquisition transactions. Prior to becoming the Chairman of the Business Law Department in January 2007, Mr. Heller served as Vice-Chairman of the Firm’s Business Law Department from 2002 until January 2007. Mr. Heller is a member of the Board of Directors of Cozen O’Connor, Hanover Fire and Casualty Insurance Company, a privately held property and casualty insurance company, and a member of the Board of Trustees of Thomas Jefferson Hospital. Mr. Heller received a B.S. in Accounting, summa cum laude, from The Pennsylvania State University, and a J.D., magna cum laude, from Villanova University, where he was a Law Review editor and a member of the Order of the Coif.

Mr. Heller has extensive experience in corporate and securities law matters and has represented various private equity and venture capital funds. Further, Mr. Heller serves on the boards of several private companies and civic and charitable organizations.

			Three	FS Energy and Power Fund; FS Investment Corporation II

†	Includes directorships held in (1) any investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Exchange Act or (3) any company subject to the requirements of Section 15(d) of the Exchange Act.

(1)	The address for each director is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

(2)	Directors serve for a term until the next annual meeting of stockholders and until their successors are duly elected and qualified.

(3)	“Interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. Messrs. Forman and Adelman are each an “interested person” because of their affiliation with FB Advisor. Messrs. Heller and Gravina are “interested persons” because of material professional relationships they have with Mr. Forman.

Risk Oversight and Board Structure

Board’s Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Company consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Company; (3) reviewing investment strategies, techniques and the processes used to manage related risks; (4) meeting with representatives of, or reviewing reports prepared by or with respect to, key service providers, including the investment adviser, administrator, distributor, transfer agent, custodian and independent registered public accounting firm of the Company, to review and discuss the activities of the Company and to provide direction with respect thereto; (5) reviewing periodically, and at least annually, the Company’s fidelity bond, directors and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; and (6) overseeing the Company’s accounting and financial reporting processes, including supervision of the Company’s independent accountants to ensure that they provide timely analyses of significant financial reporting and internal control issues.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s Chief Compliance Officer. The Board receives a quarterly report from the Chief Compliance Officer, who reports on, among other things, the Company’s compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Company’s Chief Compliance Officer prepares a written report annually evaluating, among other things, the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by the Board, addresses at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Company and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (4) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. The Chief Compliance Officer also meets separately in executive session with the Independent Directors at least once each year. In addition to compliance reports from the Company’s Chief Compliance Officer, the Board also receives reports from legal counsel to the Company regarding regulatory compliance and governance matters.

Board Composition and Leadership Structure

Mr. Forman, who is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act, serves as both the President and Chief Executive Officer of the Company and Chairman of the Board. The Board believes that Mr. Forman, as co-founder and Chief Executive Officer of the Company, is the director with the most knowledge of the Company’s business strategy and is best situated to serve as Chairman of the Board. The Company’s charter, as well as regulations governing business development companies generally, requires that a majority of the Board be persons other than “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act. The Board does not currently have a lead Independent Director.

The Board, after considering various factors, has concluded that its structure is appropriate given the current size and complexity of the Company and the extensive regulation to which the Company is already subject as a business development company.

Committees of the Board

The Board has established three standing committees of the Board, which consist of an Audit Committee, a Valuation Committee and a Nominating and Corporate Governance Committee. The Board met 19 times during the fiscal year ended December 31, 2011, including four regular quarterly meetings. Each director attended at least 75% of the aggregate of all meetings of the Board to which they were invited during the fiscal year ended December 31, 2011, with the exception of Messrs. Adelman, Heller and Ridge. The Company does not have a formal policy regarding director attendance at an annual meeting of stockholders. None of the directors attended the Company’s annual meeting held on June 22, 2011, with the exception of Mr. Hagan.

The Board has not established a standing compensation committee because the executive officers of the Company do not receive any direct compensation from the Company. The Board, as a whole, participates in the consideration of director compensation and decisions on director compensation are based on, among other things, a review of data of comparable business development companies.

Audit Committee

The Board has established an Audit Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Audit Committee. The Audit Committee members are Messrs. Chandler (Chairman), Frank and Mendelson, each an Independent Director. Mr. Mendelson was appointed to serve on the Audit Committee on September 27, 2011. Mr. Gravina resigned from the Audit Committee on September 27, 2011. The Board has determined that Messrs. Chandler and Mendelson are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is to oversee the integrity of the Company’s accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee held five meetings during the fiscal year ended December 31, 2011. Each member of the Audit Committee who served on such committee during the 2011 calendar year attended over 75% of the meetings held during 2011. The Audit Committee charter is available on the Company’s website at www.fsinvestmentcorp.com.

Valuation Committee

The Board has established a Valuation Committee consisting of four members, including a Chairman of the Valuation Committee. The Valuation Committee members are Messrs. Chandler, Frank (Chairman), Heller and Mendelson. The primary function of the Valuation Committee is to establish guidelines and make recommendations to the Board on valuation matters. The Valuation Committee held four meetings during the fiscal year ended December 31, 2011. Each member of the Valuation Committee who served on such committee during the 2011 calendar year attended over 75% of the meetings held during 2011.

Nominating and Corporate Governance Committee

The Board has established a standing Nominating and Corporate Governance Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee members are Messrs. Gravina (Chairman), Harrow and Heller. The primary function of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of directors for election by stockholders, selection of nominees to fill vacancies on the Board or a committee thereof, development and revision, as appropriate, of applicable corporate governance documentation and practices and oversight of the evaluation of the Board. The Nominating and Corporate Governance Committee’s charter was adopted by the Board on November 8, 2011. The Nominating and Corporate Governance Committee was established on January 13, 2011 and held nine meetings during the fiscal year ended December 31, 2011. Each member of the Nominating and Corporate Governance Committee who served on such committee during the 2011 calendar year attended over 75% of the meetings held during 2011, with the exception of Mr. Harrow.

When nominating director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the following attributes and criteria of candidates: experience, including experience with investment companies and other organizations of comparable purpose, skills, expertise, diversity, including diversity of gender, race and national origin, personal and professional integrity, time availability in light of other commitments, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board, including, when applicable, to enhance the ability of the Board or committees of the Board to fulfill their duties and/or to satisfy any independence or other applicable requirements imposed by law, rule, regulation or listing standard including, but not limited to, the 1940 Act and rules of the SEC. The director nominees were approved by the members of the Nominating and Corporate Governance Committee and the entire Board.

The Nominating and Corporate Governance Committee considers candidates suggested by its members and other Board members, as well as the Company’s management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board must provide notice to the Corporate Secretary of the Company in accordance with the requirements set forth in the Company’s Amended and Restated Bylaws, which are described in greater detail under the heading “Submission of Stockholder Proposals.” Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director. The Nominating and Corporate Governance Committee charter is available on the Company’s website at www.fsinvestmentcorp.com.

Communications Between Stockholders and the Board

The Board welcomes communications from the Company’s stockholders. Stockholders may send communications to the Board or to any particular director to the following address: c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Information about Executive Officers Who Are Not Directors

The following table sets forth certain information regarding the Executive Officers of the Company who are not Directors of the Company:

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
Ryan D. Conley Age: 30 Vice President, Treasurer and Secretary	Since 2008	Mr. Conley has served as the Company’s Vice President and Secretary since inception and has served as Treasurer since March 2010. Mr. Conley also serves as Senior Vice President of FB Advisor, a position he has held since April 2010, and previously served as its Vice President from its inception in October 2007. Mr. Conley also has been a managing director of Franklin Square Holdings since December 2011. In these roles he is responsible for product development, investment management and fund operations. Mr. Conley also serves as the Vice President, Secretary and Treasurer of FS Energy and Power Fund and FS Investment Corporation II and as Senior Vice President of FS Investment Advisor, LLC and FSIC II Advisor, LLC, and has presided in such roles since the inception of the respective entities in September 2010, July 2011, September 2010 and November 2011, respectively. Mr. Conley also serves as Vice President, Treasurer and Secretary of FS Energy and Power Fund and Senior Vice President of FS Investment Advisor, LLC, and has presided in such roles since the inception of the respective entities in September 2010. From 2006 to January 2008, Mr. Conley served as an analyst at FB Capital Partners, L.P., where he was responsible for evaluating, executing and monitoring income-oriented private equity investments. From 2004 to 2006, Mr. Conley was first an associate, and later a senior associate in the Investment Banking Group at Janney Montgomery Scott LLC, where he was responsible for providing valuation analysis, transaction execution and advisory services to companies in the water and energy industries. His investment and advisory experience includes private equity and debt investments, public equity and debt offerings, mergers, acquisitions and other corporate finance assignments totaling more than $3.5 billion in transaction value. Mr. Conley holds a B.A. in Economics from Swarthmore College and holds the CFA Institute’s Chartered Financial Analyst designation.
Salvatore Faia Age: 49 Chief Compliance Officer	Since 2008

Mr. Faia has served as the Company’s Chief Compliance Officer since May 2008. Mr. Faia also serves as Chief Compliance Officer of FS Investment Corporation II and FS Energy and Power Fund, and has presided in such roles since February 2012 and April 2011, respectively. Since 2004, Mr. Faia has served as the president of Vigilant Compliance Services, a full service compliance firm serving mutual funds and the investment industry. In connection with his role as president of Vigilant Compliance Services, he currently serves as Chief Compliance Officer for a number of mutual funds and investment advisers.

From 2002 to 2004, Mr. Faia served as senior legal counsel for PFPC Worldwide, and from 1997 to 2001, he was a partner with Pepper Hamilton LLP. Mr. Faia has extensive experience with mutual funds, hedge funds, investment advisers, broker-dealers and the investment management industry. In addition to being an experienced attorney with respect to the 1940 Act and the Investment Advisers Act of 1940, he is a Certified Public Accountant and holds various Financial Industry Regulatory Authority Securities Licenses. Mr. Faia is a Member of the Investment Company Institute’s Chief Compliance Officer Committee. Mr. Faia graduated from La Salle University and received his J.D. from the University of Pennsylvania Law School.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
William Goebel Age: 37 Chief Financial Officer	Since 2011	Mr. Goebel has served as the Company’s Chief Financial Officer since March 2011. Mr. Goebel also serves as Chief Financial Officer of FS Energy and Power Fund and FS Investment Corporation II, and has presided in such roles since February 2011 and July 2011, respectively. Prior to joining the Company, Mr. Goebel held a senior manager audit position with Ernst & Young LLP in the firm’s asset management practice from 2003 to 2011, where he was responsible for the audits of regulated investment companies, private investment partnerships, investment advisers and broker-dealers. Mr. Goebel began his career at a regional public accounting firm, Tait, Weller and Baker, in 1997. Mr. Goebel received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1997. He is a Certified Public Accountant and holds the CFA Institute’s Chartered Financial Analyst designation.
Gerald F. Stahlecker Age: 46 Executive Vice President	Since 2010

Mr. Stahlecker has served as the Company’s Executive Vice President since April 2010 and has served as Executive Vice President of FB Advisor and Franklin Square Holdings since January 2010. Mr. Stahlecker also serves as Executive Vice President of FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II and FSIC II Advisor, LLC, and has presided in such roles since the inception of the respective entities in September 2010, September 2010, July 2011 and November 2011, respectively. Mr. Stahlecker was a director of the Company and served as a member of the audit committee and as Chairman of the valuation committee from the Company’s inception to December 2009 when he resigned as a director in order to join the Company’s affiliates, FB Advisor and Franklin Square Holdings. Mr. Stahlecker is a former founding partner of Radcliffe Capital Management, L.P. (“Radcliffe”), an SEC-registered investment advisory firm which manages the Radcliffe Funds, a family of Cayman Islands-based, master-feeder structured hedge funds, as well as separately managed accounts for an institutional investor base. Radcliffe pursues convertible arbitrage, high-yield debt, special situations and event-driven investment strategies. From its founding in October 2002 until selling his interest in Radcliffe in July 2009, Mr. Stahlecker served as Managing Director and Chief Operating Officer of Radcliffe and was the co-chair of its investment committee. Prior to co-founding Radcliffe and its affiliated entities, from May 1998 through October 2002, Mr. Stahlecker served as an officer and director of Rose Glen Capital Management, L.P. (“Rose Glen”), a predecessor to Radcliffe. Rose Glen managed hedge funds focusing on directly-negotiated, structured debt and equity investments in public companies. Mr. Stahlecker has extensive experience in structuring and negotiating investment transactions on behalf of investors and issuers and has participated in numerous distressed and special situation restructurings on behalf of investors.

From 1992 to 1998, Mr. Stahlecker was an attorney at Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, a Philadelphia-based law firm, where he practiced corporate and securities law. While at Klehr, Harrison, Mr. Stahlecker represented hedge funds, venture capital funds and other institutional investors pursuing structured equity and debt investments in public and private companies. Prior to attending law school, from 1987 to 1989, Mr. Stahlecker worked as a senior analyst at Furash & Company, a consulting boutique in Washington, D.C., where he advised banks and other financial institutions regarding mergers and acquisitions, restructurings, asset/liability management and strategic planning. Mr. Stahlecker received his B.S. in Industrial Management, with concentrations in Finance and Strategic Planning, from Carnegie Mellon University and his J.D. from Villanova University Law School, where he was an Editor of the Villanova University Environmental Law Journal. Mr. Stahlecker previously served on the Board of Trustees of The Philadelphia School and was a member of its advancement, finance and investment committees.

(1)	The address for each officer is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

Code of Business Conduct and Ethics

The Company has adopted a code of business conduct and ethics pursuant to Rule 17j-1 under the 1940 Act, which applies to, among others, its officers, including its Chief Executive Officer and its Chief Financial Officer, as well as the members of the Board. The Company’s code of business conduct and ethics can be accessed via the Company’s website at www.fsinvestmentcorp.com by clicking on “Corporate Governance” at the bottom of the page. The Company intends to disclose any amendments to or waivers of required provisions of the code of business conduct and ethics on Form 8-K, as required by the Exchange Act and the rules and regulations promulgated thereunder.

Compensation Discussion and Analysis

The Company’s executive officers do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. Services necessary for the Company’s business are provided by individuals who are employees of the Company’s investment adviser, FB Advisor, by individuals who were contracted by FB Advisor to work on behalf of the Company, pursuant to the terms of an investment advisory and administrative services agreement between the Company and FB Advisor, or by individuals who were contracted by the Company to work on behalf of the Company. Each of the Company’s executive officers is an employee of FB Advisor or an outside contractor, and the day-to-day investment operations and administration of the Company’s portfolio are managed by FB Advisor. In addition, the Company reimburses FB Advisor for the Company’s allocable portion of expenses incurred by FB Advisor in performing its obligations under the investment advisory and administrative services agreement.

Under the terms of the Company’s investment advisory and administrative services agreement, when the Company’s registration statement was declared effective by the SEC and the Company was successful in raising gross proceeds from unrelated outside investors of at least $2.5 million (the “minimum offering requirement”), FB Advisor became entitled to receive 1.5% of gross proceeds raised until all offering costs and organization costs funded by FB Advisor or its affiliates (including Franklin Square Holdings) have been recovered. On January 2, 2009, the Company exceeded the minimum offering requirement. The Company paid total reimbursements of approximately $641,000, $1.7 million and $1.4 million, respectively, to FB Advisor and its affiliates during the years ended December 31, 2011, 2010 and 2009. As of December 31, 2011, no amounts were payable to FB Advisor and its affiliates under this arrangement. The reimbursements are recorded as a reduction of capital.

The investment advisory and administrative services agreement provides that FB Advisor and its officers, directors, controlling persons and any other person or entity affiliated with it acting as the Company’s agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by FB Advisor, and FB Advisor shall be held harmless for any loss or liability suffered by the Company, if (i) FB Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company’s best interests, (ii) FB Advisor was acting on behalf of or performing services for the Company, (iii) the liability or loss suffered was not the result of negligence or misconduct by FB Advisor or an affiliate thereof acting as the Company’s agent and (iv) the indemnification or agreement to hold FB Advisor harmless is only recoverable out of the Company’s net assets and not from the Company’s stockholders.

Director Compensation

Prior to meeting the minimum offering requirement, the Company’s directors were not entitled to compensation. Subsequent to the Company meeting the minimum offering requirement in January 2009, the Company’s directors who do not also serve in an executive officer capacity for the Company or FB Advisor became entitled to receive an annual cash retainer of $25,000.

On March 14, 2011, the Board approved, effective as of January 1, 2011, a fee arrangement, which applies to those directors who do not also serve in an executive officer capacity for the Company or FB Advisor. These directors are Messrs. Chandler, Frank, Gravina, Hagan, Harrow, Heller, Mendelson and Ridge. The fee arrangement provides for a sliding scale of annual cash retainer fees, fees for attending Board and committee meetings and annual fees for serving as a committee chairperson, determined based on the Company’s net asset value as of the end of each fiscal quarter. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

Net Asset Value	Annual Cash Retainer	Board/Committee Meeting Fee	Annual Chairperson Fee
$0 to $100 million	$0	$0	$0
$100 million to $300 million	$25,000	$1,000	$5,000
$300 million to $500 million	$40,000	$1,000	$5,000
$500 million to $1 billion	$60,000	$1,500	$20,000
> $1 billion	$80,000	$2,500	$25,000

The Company will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting not held concurrently with a Board meeting.

The Company does not pay compensation to its directors who also serve in an executive officer capacity for the Company or FB Advisor. The Company’s directors waived all compensation and reimbursements through June 30, 2009.

The table below sets forth the compensation received by each director from the Company for the fiscal year ended December 31, 2011:

Name of Director	Fees Earned or Paid in Cash	Total Compensation from the Company(1)
David J. Adelman	—	—
Gregory P. Chandler	$116,500	$116,500
Michael C. Forman	—	—
Barry H. Frank	$116,500	$116,500
Thomas J. Gravina	$124,500	$124,500
Michael J. Hagan(2)	$79,500	$79,500
Jeffrey K. Harrow	$86,500	$86,500
Michael Heller	$104,500	$104,500
Paul Mendelson	$88,500	$88,500
Thomas J. Ridge(3)	$22,500	$22,500

(1)	Directors that also serve on the board of trustees of FS Energy and Power Fund and/or the board of directors of FS Investment Corporation II did not receive any compensation from such companies for service during the fiscal year ended December 31, 2011.

(2)	Mr. Hagan was appointed as a director effective April 13, 2011. Consequently, he did not receive any compensation from the Company prior to such date.

(3)	Mr. Ridge was appointed as a director effective November 8, 2011. Consequently, he did not receive any compensation from the Company prior to such date.

The table below shows the dollar range of equity securities of the Company that were beneficially owned by each director as of the Record Date stated as one of the following dollar ranges: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; or over $100,000.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors:
Michael C. Forman	Over $100,000
David J. Adelman	Over $100,000
Michael Heller	Over $100,000
Thomas J. Gravina	None

Independent Directors:
Gregory P. Chandler	None
Barry H. Frank	Over $100,000
Michael J. Hagan	None
Jeffrey K. Harrow	None
Paul Mendelson	$50,001-$100,000
Thomas J. Ridge	None

(1)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.

(2)	The dollar range of equity securities beneficially owned by directors is based on the Company’s current public offering price of $10.75 per share.

Certain Relationships and Related Transactions

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Company has a code of conduct that generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the code of conduct for any executive officer or member of the Board must be approved by the Board and are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act). Prior to the occurrence of a liquidity event, all future transactions with affiliates of the Company will be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the Board, including a majority of the Independent Directors.

The Company has entered into an investment advisory and administrative services agreement with FB Advisor. Pursuant to the investment advisory and administrative services agreement, FB Advisor is entitled to an annual base management fee of 2.0% of the average value of the Company’s gross assets and an incentive fee based on the Company’s performance. The incentive fee consists of three parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears and equals 20.0% of “pre-incentive fee net investment income” for the immediately preceding quarter and is subordinated to a preferred return on adjusted capital, as defined in the Company’s investment advisory and administrative services agreement, equal to 2.0% per quarter, or an annualized rate of 8.0%. The second part of the incentive fee, which is referred to as the incentive fee on capital gains during operations, is an incentive fee on capital gains earned on liquidated investments from the Company’s portfolio during operations prior to a liquidation of the Company and is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory and administrative services agreement). This fee equals 20.0% of the Company’s incentive fee capital gains, which equals the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. The third part of the incentive fee, which is referred to as the subordinated liquidation incentive fee, equals 20.0% of the net proceeds from a liquidation of the Company in excess of adjusted capital, as calculated immediately prior to liquidation.

The Company commenced accruing fees under the investment advisory and administrative services agreement on January 2, 2009, upon the commencement of the Company’s operations. During the year ended December 31, 2011, FB Advisor earned approximately $27.8 million in base management fees. Management fees are paid on a quarterly basis in arrears. The Company paid approximately $21.5 million of these fees during the year ended December 31, 2011. As of December 31, 2011, there was approximately $9.6 million in management fees payable to FB Advisor.

The Company accrues for the capital gains incentive fee, which, if earned, is paid annually. The Company accrues the incentive fee based on net realized and unrealized gains; however, under the terms of the investment advisory and administrative services agreement, the fee payable to FB Advisor is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized. During the year ended December 31, 2011, the Company reversed approximately $4.1 million in capital gains incentive fees accrued by the Company as of December 31, 2010 as a result of the unrealized losses incurred in the Company’s portfolio during the year ended December 31, 2011.

The Company also reimburses FB Advisor for expenses necessary for its performance of services related to administering and operating the Company, provided that such reimbursement is equal to the lower of FB Advisor’s actual costs or the amount that the Company would be required to pay for comparable services in the same geographic location, and provided further that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other reasonable methods. During the year ended December 31, 2011, the Company incurred administrative services expenses of approximately $2.6 million attributable to FB Advisor, of which approximately $2.5 million related to the allocation of costs of administrative personnel for services provided to the Company by employees of FB Advisor and the remainder related to other reimbursable expenses. The Company paid FB Advisor approximately $2.8 million for the services rendered under this arrangement during the year ended December 31, 2011. As of December 31, 2011, there was approximately $154,000 in administrative services expenses payable to FB Advisor.

The dealer manager for the Company’s public offering is FS2 Capital Partners, LLC, which is one of the Company’s affiliates. During the year ended December 31, 2011, FS2 Capital Partners, LLC retained approximately $22.1 for selling commissions and dealer manager fees in connection with the sale of Shares.

Under the terms of the investment advisory and administrative services agreement, when the Company’s registration statement was declared effective by the SEC and the Company met the minimum offering requirement, FB Advisor became entitled to receive 1.5% of gross proceeds raised until all offering costs and organization costs funded by FB Advisor or its affiliates (including Franklin Square Holdings) have been recovered. On January 2, 2009, the Company exceeded the minimum offering requirement. The Company paid total reimbursements of approximately $641,000 to FB Advisor and its affiliates during the year ended December 31, 2011. As of December 31, 2011, no amounts were payable to FB Advisor and its affiliates under this arrangement. The reimbursements are recorded as a reduction of capital.

Beginning on February 26, 2009, Franklin Square Holdings agreed to reimburse the Company for expenses in an amount that was sufficient to ensure that, for tax purposes, the Company’s net investment income and net capital gains were equal to or greater than the cumulative distributions paid to its stockholders in each quarter. This arrangement was designed to ensure that no portion of the Company’s distributions would represent a return of capital for its stockholders. Under this arrangement, Franklin Square Holdings had no obligation to reimburse any portion of the Company’s expenses.

Pursuant to an Expense Support and Conditional Reimbursement Agreement, dated as of March 13, 2012 (the “expense reimbursement agreement”), Franklin Square Holdings has agreed to reimburse the Company for expenses in an amount that is sufficient to ensure that no portion of the Company’s distributions to stockholders will be paid from its offering proceeds or borrowings. However, because certain investments the Company may make, including preferred and common equity investments, may generate dividends and other distributions to the Company that are treated for tax purposes as a return of capital, a portion of the Company’s distributions to stockholders may also be deemed to constitute a return of capital for tax purposes to the extent that the Company may use such dividends or other distribution proceeds to fund its distributions to stockholders. Under those circumstances, Franklin Square Holdings will not reimburse the Company for the portion of such distributions to stockholders that represent a return of capital for tax purposes, as the purpose of the expense reimbursement arrangement is not to prevent tax-advantaged distributions to stockholders.

Under the expense reimbursement agreement, Franklin Square Holdings will reimburse the Company for expenses in an amount equal to the difference between the Company’s cumulative distributions paid to its stockholders in each quarter, less the sum of the Company’s net investment income for tax purposes, net capital gains and dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent such amounts are not included in net investment income or net capital gains for tax purposes) in each quarter.

Pursuant to the expense reimbursement agreement, the Company will have a conditional obligation to reimburse Franklin Square Holdings for any amounts funded by Franklin Square Holdings under such agreement if (and only to the extent that), during any fiscal quarter occurring within three years of the date on which Franklin Square Holdings funded such amount, the sum of the Company’s net investment income for tax purposes, net capital gains and the amount of any dividends and other distributions paid to the Company on account of preferred and common equity investments in portfolio companies (to the extent not included in net investment income or net capital gains for tax purposes) exceeds the distributions paid by the Company to stockholders. The expense reimbursement agreement does not apply to any amounts funded by Franklin Square Holdings prior to the date of such agreement.

The Company or Franklin Square Holdings may terminate the expense reimbursement agreement at any time. If the Company terminates the investment advisory and administrative services agreement with FB Advisor, the Company will be required to repay Franklin Square Holdings all reimbursements funded by Franklin Square Holdings within three years of the date of termination.

The specific amount of expenses reimbursed by Franklin Square Holdings, if any, will be determined at the end of each quarter. During the year ended December 31, 2011, the Company received no reimbursements from Franklin Square Holdings. The Company does not expect that conditions will require Franklin Square Holdings to provide reimbursements in the future. Franklin Square Holdings is controlled by the Company’s Chairman, President and Chief Executive Officer, Michael Forman, and the Company’s Vice-Chairman, David Adelman. There can be no assurance that the expense reimbursement agreement will remain in effect or that Franklin Square Holdings will reimburse any portion of the Company’s expenses in future quarters.

Mr. Forman, the Company’s President and Chief Executive Officer, also serves as President and Chief Executive Officer of FB Advisor, an entity in which he owns a controlling interest, and Mr. Adelman serves as Vice-Chairman of FB Advisor. In addition, FB Advisor’s senior management team is comprised of the same personnel as the senior management team of FS Investment Advisor, LLC and FSIC II Advisor, LLC, the investment advisers to Franklin Square Holdings’ other affiliated BDCs, FS Energy and Power Fund and FS Investment Corporation II, respectively. As a result, such personnel provide investment advisory services to each of the Company, FS Energy and Power Fund and FS Investment Corporation II. While none of FB Advisor, FS Investment Advisor, LLC or FSIC II Advisor, LLC is currently making private corporate debt investments for clients other than the Company, FS Energy and Power Fund and FS Investment Corporation II, respectively, any, or all, may do so in the future. In the event that FB Advisor undertakes to provide investment advisory services to other clients in the future, it intends to allocate investment opportunities in a fair and equitable manner consistent with the Company’s investment objectives and strategies, if necessary, so that the Company will not be disadvantaged in relation to any other client of FB Advisor or its management team. In addition, even in the absence of FB Advisor retaining additional clients, it is possible that some investment opportunities may be provided to FS Energy and Power Fund and/or FS Investment Corporation II rather than to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its Shares, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to such persons were timely filed, other than Mr. Goebel’s initial Form 3 filing.

Required Vote

Each director shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether the proposal has been approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE

DIRECTOR NOMINEES.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen, LLP, 2133 Arch Street, Suite 400, Philadelphia, Pennsylvania 19103, has been appointed to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. McGladrey & Pullen, LLP acted as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2011, 2010, 2009 and 2008. The Company knows of no direct financial or material indirect financial interest of McGladrey & Pullen, LLP in the Company. A representative of McGladrey & Pullen, LLP will be available by telephone to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.

Although action by the stockholders on this matter is not required, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. If a quorum is present at the Annual Meeting and the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm for fiscal year ending December 31, 2012 is not ratified by the stockholders, the adverse vote will be considered by the Audit Committee in determining whether to appoint McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for next year.

Fees

Set forth in the table below are audit fees and non-audit related fees billed to the Company by McGladrey & Pullen, LLP for professional services performed for the Company’s fiscal years ended December 31, 2011 and December 31, 2010:

Fiscal Year		Audit Fees	Audit-Related Fees(1)	Tax Fees(2)	All Other Fees(3)
2010	(4)	$346,342	$84,400	$21,348	—
2011		$431,491	$159,624	—	$15,000

(1)	“Audit-Related Fees” are those fees billed to the Company by McGladrey & Pullen, LLP for out-of-pocket expenses relating to audit services provided by McGladrey & Pullen, LLP or fees billed for expenses relating to the review by McGladrey & Pullen, LLP of the Company’s registration statements filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

(2)	“Tax Fees” are those fees billed to the Company by McGladrey & Pullen, LLP in connection with tax consulting services, including primarily the review of the Company’s income tax returns.

(3)	“All Other Fees” are those fees billed to the Company by McGladrey & Pullen, LLP in connection with permitted non-audit services.

(4)	The fees for fiscal year ended December 31, 2010 in the table above include amounts billed after December 31, 2010, but that related to services rendered by McGladrey & Pullen, LLP for the fiscal year ended December 31, 2010.

The Company’s Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permitted non-audit services for the Company and for permitted non-audit services for the Company’s investment adviser and any affiliates thereof that provide services to the Company if such non-audit services have a direct impact on the operations or financial reporting of the Company. All of the audit and non-audit services described above for which McGladrey & Pullen, LLP billed the Company for the fiscal years ended December 31, 2011 and December 31, 2010 were pre-approved by the Audit Committee.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, the Company’s consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2011. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by McGladrey & Pullen, LLP. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by McGladrey & Pullen, LLP in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by McGladrey & Pullen, LLP to management.

The Audit Committee received and reviewed the written disclosures and the letter from McGladrey & Pullen, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey & Pullen, LLP’s communications with the Audit Committee concerning independence, and has discussed with McGladrey & Pullen, LLP its independence. The Audit Committee has reviewed the audit fees paid by the Company to McGladrey & Pullen, LLP. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting McGladrey & Pullen, LLP from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2011 be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC. The Audit Committee also recommended the appointment of McGladrey & Pullen, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

Audit Committee Members:
Gregory P. Chandler, Chairman
Barry H. Frank
Paul Mendelson

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided a quorum is present, is required to ratify the appointment of McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect to this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF

MCGLADREY & PULLEN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company’s Amended and Restated Bylaws require the Company to hold an annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Company on a date and at a time set by the Board. In addition, the Company will hold special meetings as required or deemed desirable, or upon the request of holders of at least 10% of the Company’s outstanding Shares entitled to vote. Any stockholder that wishes to submit a proposal for consideration at a subsequent meeting of the stockholders should mail the proposal promptly to the Secretary of the Company. Any proposal to be considered for submission to stockholders must comply with Rule 14a-8 under the Exchange Act and must be received by the Company in accordance with the Company’s Amended and Restated Bylaws and any other applicable law, rule, or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of Shares beneficially owned by the nominee, if any; the date such Shares were acquired and the investment intent of such acquisition; whether such stockholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required. To date, the Company has not received any recommendations from stockholders requesting consideration of a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement.

Pursuant to the Company’s Amended and Restated Bylaws, for a director nomination or other business to be considered for the next annual meeting of stockholders, notice must be provided in writing and delivered to the Secretary of the Company at the Company’s principal executive office before January 30, 2013 but not before December 31, 2012. The timely submission of a proposal does not guarantee its inclusion.

Any stockholder proposals submitted pursuant to the Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2013 annual meeting of stockholders must be received by the Company on or before December 31, 2012. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, Attention: Corporate Secretary.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT SUB-ADVISER, DEALER MANAGER AND SUB-ADMINISTRATOR

Set forth below are the names and addresses of the Company’s investment adviser and administrator, investment sub-adviser, dealer manager and sub-administrator:

INVESTMENT ADVISER AND ADMINISTRATOR	INVESTMENT SUB-ADVISER	DEALER MANAGER	SUB-ADMINISTRATOR
FB Income Advisor, LLC Cira Centre 2929 Arch Street Suite 675 Philadelphia, PA 19104	GSO / Blackstone Debt Funds Management LLC 345 Park Avenue New York, NY 10154	FS2 Capital Partners, LLC Cira Centre 2929 Arch Street Suite 675 Philadelphia, PA 19104	State Street Bank and Trust Company 4 Copley Place, 5th Floor Boston, MA 02116

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES VOTING INSTRUCTIONS BY TELEPHONE OR OVER THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

P.O. BOX 55702 BOSTON MA 02205-9844

Your Proxy Vote is Important

Vote by Internet

Please go to the electronic voting site at www.eproxy.com/fsic. Follow the on-line instructions. If you vote by internet, you do not have to return your paper ballot.

Vote by Phone

Please call us toll free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your paper ballot.

Vote by Mail

Please complete, sign and date this ballot. Fold and return your entire ballot in the enclosed postage paid return envelope.

If Voting by Mail Remember to sign and date the ballot below. Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.	PROXY TABULATOR P.O. BOX 55702 BOSTON, MA 02205-9844

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 21, 2012

The undersigned hereby appoints Michael C. Forman and Ryan D. Conley, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the 2012 Annual Meeting of Stockholders of FS Investment Corporation, a Maryland corporation (the “Company”), to be held at 1:00 p.m., Eastern Time, on Thursday, June 21, 2012, at the offices of the Company located at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof (the “Annual Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of common stock, par value $0.001 per share, of the Company (“Shares”) held of record by the undersigned. The proxy statement and the accompanying materials are being mailed to stockholders of record described below on or about April 30, 2012 and are available on the Company’s website at www.fsinvestmentcorp.com. All properly executed proxies representing Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

If no specification is made, the Shares will be voted FOR the proposal to elect each of the director nominees and FOR the proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors of the Company knows of no other business to be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the FS Investment Corporation Annual Meeting of Stockholders to be held on June 21, 2012. The Annual Report and Proxy Statement for this meeting are available at: http://www.eproxy.com/fsic.

Note: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person’s title.	Signature

Signature

Date

Please refer to the Proxy Statement for a discussion of each matter.

IF THE PROXY IS SIGNED, SUBMITTED AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR EACH OF THE PROPOSALS.

As to any other matter, said proxies shall vote in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

Please mark box as shown in this example. ☒

1. To elect the nominees specified below as Directors		FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT* ☐

(01) David J. Adelman (02) Gregory P. Chandler (03) Michael C. Forman (04) Thomas J. Gravina (05) Barry H. Frank	(06) Michael J. Hagan (07) Jeffrey K. Harrow (08) Michael Heller (09) Paul Mendelson (10) Thomas J. Ridge	* To withhold authority to vote for any individual nominee(s) write the name(s) of the nominee(s) in the box below.

2. To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.			FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE SIGN ON REVERSE SIDE